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MEDIA CONTACT:                                      INVESTOR CONTACT:
------------------                                  -----------------
Greg Berardi                                        Daniel W. Rumsey,
415-239-7826                                        Acting CFO & General Counsel
greg@bluemarlinpartners.com                         408-866-3666
---------------------------
                                                    dan.rumsey@p-com.com


                    P-COM REPORTS FIRST QUARTER 2004 RESULTS

|X|      First quarter sales increase to $6.8 million
|X|      Fourth sequential quarter of revenue growth
|X|      Steady improvement in gross profit margin

--------------------------------------------------------------------------------
CAMPBELL, CA (April 29, 2004) - P-Com, Inc. (OTCBB:PCOM), a worldwide provider of wireless telecom products and services, today reported net sales of $6.8 million in the first quarter of 2004, compared to $5.7 million for the fourth quarter of 2003 and $4.6 million in the first quarter of 2003.

Gross profit margin was 25 percent in the first quarter of 2004, compared to 22 percent in the fourth quarter of 2003. Operating expenses for the first quarter ended March 31, 2004 were $3.9 million, compared to $3.5 million in the fourth quarter of 2003 and $4.5 million in the first quarter of 2003.

Net loss for the quarter ended March 31, 2004 was $2.4 million, compared to $5.9 million in the fourth quarter of 2003 and $10.4 million in the first quarter of 2003. The decreased losses were due to higher revenue and continuing cost control measures undertaken in the quarter. Including a non-cash accretion of $776,000 for preferred stock, the net loss attributable to common stockholders for the quarter ended March 31, 2004 was $0.01 cents per common share, compared to $0.08 per common share for the fourth quarter of 2003 and $0.28 cents per share in the first quarter of 2003.

"Our first quarter gains in revenue and margin are solid indicators of our ability to execute on our plan to grow revenue and ultimately return P-Com to profitability," said Sam Smookler, President and Chief Executive Office of P-Com. "This is our fourth sequential quarter of revenue growth, up 19% from the prior quarter, and it is a positive reflection of our focus on sales and marketing in our telecom and enterprise markets."

CONFERENCE CALL
Management will discuss P-Com's results and hold a question-and-answer session for investors today, Thursday, April 29, 2004, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time. To listen to the conference call by phone, dial 877-356-7051 for U.S. calls or 706-643-7695 for international calls. The reference conference ID is 6908936. To listen to a live broadcast over the Internet, go to www.p-com.com and click on the Investor Relations page. A replay of the conference call will be available for 90 days at www.p-com.com.


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ABOUT P-COM, INC.
P-Com, Inc. develops, manufactures, and markets point-to-point, spread spectrum and point-to-multipoint, wireless access systems to the worldwide telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call
(408) 866-3666.

SAFE HARBOR STATEMENT
Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this conference call. Such factors may include, but are not limited to: the ability to achieve positive cash flow given the Company's existing and anticipated operating and other costs, and current sales trends; the Company's cash position and its need to raise additional capital, and whether that capital is available on acceptable terms, if at all; the Company's ability to negotiate repayment terms with many of its creditors, and settle outstanding litigation; a continued severe worldwide slowdown in the telecommunications equipment and services sector; fluctuations in customer demand, pricing and competition; reliance upon subcontractors; the ability of P-Com's customers to finance their purchases; the timing of new technology and product introductions; and the risk of early obsolescence. Many of these risks and uncertainties are beyond P-Com's control. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.


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                                   P-COM, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                (In thousands, except per share data, unaudited)

                                                           Three months ended  Three months ended
                                                                March 31,          March 31,
                                                                   2004              2003
                                                             --------------     --------------
Sales                                                        $        6,837     $        4,617
Cost of sales                                                         5,099              4,765
Inventory and related charges                                         3,460
                                                             --------------     --------------
Gross profit (loss)                                                   1,738             -3,608
                                                             --------------     --------------

Gross margin                                                             25%              -78%
 Operating expenses:
   Research and development/engineering                               1,257              1,919
   Selling and marketing                                              1,451                935
   General and administrative                                         1,183              1,635
                                                             --------------     --------------
   Total operating expenses                                           3,891              4,489
                                                             --------------     --------------

Operating expense as a percentage of sales                               57%                97%

Operating loss                                                       -2,153             -8,097

Interest expense                                                        -75               -517
Other income (expense), net                                            -113                 98
                                                             --------------     --------------

   Loss from continuing operations                                   -2,341             -8,516
                                                             --------------     --------------

Discontinued operations                                                 -40             -1,858
                                                             --------------     --------------
   Net loss                                                          -2,381            -10,374

Accretion to increase preferred stock to redemption values             -776                 --
                                                             --------------     --------------
   Loss applicable to common stockholders                           ($3,157)          ($10,374)
                                                             ==============     ==============

Basic and diluted loss per common share:
Loss from continuing operations                                      ($0.01)            ($0.23)
Loss from discontinued operations                                         0              -0.05
                                                             --------------     --------------
Basic and diluted loss per share applicable to
common stockholders                                                  ($0.01)            ($0.28)
                                                             ==============     ==============

Shares used in basic and diluted per share computation              244,607             36,538
                                                             ==============     ==============


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                                   P-COM, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                (In thousands, except per share data, unaudited)


                                                 Mar 31,           Dec 31,
ASSETS                                            2004              2003
                                             --------------   --------------
Current assets:
Cash and cash equivalents                    $        4,063   $        6,185
Accounts receivable, net                              6,059            4,801
Inventory                                             3,889            5,258
Prepaid expenses and other assets                     2,982            2,216
Assets of discontinued operations                        --               40
                                             --------------   --------------
Total current assets                                 16,993           18,500
Property and equipment, net                           3,405            3,807
Goodwill                                             11,968           11,981
Others assets                                           277              277
                                             --------------   --------------
Total  assets                                $       32,643   $       34,565
                                             ==============   ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                             $        4,188   $        4,035
Other accrued liabilities                             8,639            8,227
Deferred contract obligations                         8,000            8,000
Liabilities of discontinued operations                  298              313
                                             --------------   --------------
Total current liabilities                            21,125           20,575
                                             --------------   --------------


    Others long term liability                           --                6
                                             --------------   --------------
Total liabilities                                    21,125           20,581
                                             --------------   --------------

Series B Preferred Stock                              1,413            1,361
Series C Preferred Stock                              1,594              870
Series D Preferred Stock                              2,000            2,000
                                             --------------   --------------
     Total Preferred Stock                            5,007            4,231
                                             --------------   --------------

Stockholders' equity:
Common stock                                             20               20
Additional paid-in capital                          373,188          373,186
Accumulated deficit                                -366,330         -363,173
Accumulated other comprehensive loss                   -293             -206
Common stock held in treasury, at cost                  -74              -74
                                             --------------   --------------
        Total stockholders ' equity                   6,511            9,753
                                             --------------   --------------
Total liabilities and stockholders' equity   $       32,643   $       34,565
                                             ==============   ==============


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